UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1 )

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Genius Brands International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENIUS BRANDS INTERNATIONAL, INC.
190 N. Canon Drive, 4th Floor

Beverly Hills, CA 90210

Annual Meeting of Stockholders
Friday, May 15, 2020

Supplement No. 1 to
Definitive Proxy Statement dated April 14, 2020

On April 14, 2020, Genius Brands International, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was distributed in connection with the Company’s Annual Meeting of Stockholders to be held on May 15, 2020 (the “Annual Meeting”).

The Company is providing this supplement solely to correct an inadvertent error in the Proxy Statement. In the description of Proposal 1 under the heading “PURPOSES”, which appears in the Notice of 2020 Annual Meeting of Stockholders, the Company disclosed that the purpose of Proposal 1 is “To elect seven directors to serve one-year terms expiring in 2020.”

The above disclosure incorrectly stated the year in which the seven directors’ one-year terms will expire. In order to correct the error discussed above, the text below replaces, in its entirety, the description of Proposal 1 under the heading “PURPOSES” in the Notice of 2020 Annual Meeting of Stockholders:

“To elect seven directors to serve one-year terms expiring in 2021;”

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.